Exhibit 10.1

EXECUTION VERSION

FIRST AMENDED AND RESTATED PURCHASE AGREEMENT

THIS FIRST AMENDED AND RESTATED PURCHASE AGREEMENT (this “Agreement”), dated as of August 18, 2026, by and between Callan JMB Inc., a Nevada corporation (the “Company”), and the undersigned signatory hereto (the “Investor”).

WHEREAS, the Company and the Investor are parties to that certain Purchase Agreement dated as of July 24, 2025, as amended by that certain Amendment to Purchase Agreement entered into as of March 10, 2026 (together, the “Existing Agreement”), and wish to amend and restate the Existing Agreement in its entirety as hereinafter set forth;

WHEREAS, the Parties desire that, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Seventy-Five Million U.S. Dollars (US$75,000,000) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares”;

WHEREAS, the offer and sale of the shares of Common Stock issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, the Company and the Investor are concurrently entering into a First Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree to amend and restate the Existing Agreement as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means, initially, Seventy-Five Million U.S. Dollars (US$75,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d) “Closing” means the date of the execution of this Agreement.

(e) “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(f) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g) “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

(h) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(i) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k) “Exemption Purchase Measurement Period” means the period starting on the day that the Investor receives the Exemption Purchase Notice and ending on the Trading Day upon which the aggregate dollar volume of the Common Stock traded on the Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a three (3) Trading Day minimum; provided that the calculation of the dollar volume of the Common Stock traded on the Principal Market for purposes of this definition will begin on the day following the delivery of Pre-Settlement Regular Purchase Shares from an effective Registration Statement.

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(l) “Exemption Purchase Notice” means, with respect to any Exemption Purchase pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares as specified by the Company therein.

(m) “Exemption Purchase Notice Date” means, with respect to an Exemption Purchase made pursuant to Section 2(b) hereof, the Business Day on which the Investor receives, a valid Exemption Purchase Notice for such Exemption Purchase in accordance with this Agreement.

(n) “Exemption Purchase Price” means, with respect to any Exemption Purchase made pursuant to Section 2(b) hereof, 90% (or, if the Common Stock is suspended from trading or delisted from the Principal Market at any time after the Commencement Date, 80%) (the “EPP Percentage”) of the lowest daily trading price during an Exemption Purchase Measurement Period (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction that occurs on or after the date of this Agreement).

(o) “Floor Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, share split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(p) “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(q) “Maturity Date” means April 1, 2027.

(r) “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the tenth (10th) Business Day immediately prior to the filing of any post-effective amendment to the Effective Registration Statement (as defined in the Registration Rights Agreement) or a new Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following the effective date of such post-effective amendment to the Effective Registration Statement or such new Registration Statement (as such term is defined in the Registration Rights Agreement).

(s) “Person” means an individual or entity including but not limited to any limited liability company, an exempted company, a partnership, an exempted limited partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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(t) “Principal Market” means the Nasdaq Capital Market.

(u) “Purchase Amount” means, with respect to any Regular Purchase or Exemption Purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(v) “Purchase Notice” means a Regular Purchase Notice with respect to any Regular Purchase or an Exemption Purchase Notice with respect to any Exemption Purchase.

(w) “Purchase Notice Date” means a Regular Purchase Notice Date with respect to any Regular Purchase or an Exemption Purchase Notice Date with respect to any Exemption Purchase.

(x) “Registration Rights Agreement” means that certain First Amended and Restated Registration Rights Agreement, of even date herewith between the Company and the Investor.

(y) “Regular Purchase Measurement Period” means the period starting on the day that the Investor receives the Purchase Notice and ending on the Trading Day upon which the aggregate dollar volume of the Common Stock traded on the Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum; provided that the calculation of the dollar volume of the Common Stock traded on the Principal Market for purposes of this definition will begin on the Trading Day immediately after the day that the Investor receives the Pre-Settlement Regular Purchase Shares; provided, however, that each day on which (i) Investor has requested Purchase Shares which cannot be delivered to Investor or (ii) Purchase Shares are not free trading for any reason, shall be excluded from such calculation.

(z) “Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares as specified by the Company therein.

(aa) “Regular Purchase Notice Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.

(bb) “Regular Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, 95% (or, if the Common Stock is suspended from trading or delisted from the Principal Market at any time after the Commencement Date, 75%) (the “RPP Percentage”) of the lowest daily trading price of the Common Stock during a Regular Purchase Measurement Period (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction that occurs on or after the date of this Agreement).

(cc) “Required Delivery Date” means any date on which the Company or the Transfer Agent is required to deliver Common Stock to Investor hereunder and under the Registration Rights Agreement, including, without limitation, Pre-Settlement Regular Purchase Shares and Settlement Regular Purchase Shares, and Termination Shares (as applicable).

(dd) “SEC” means the U.S. Securities and Exchange Commission.

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(ee) “Securities” means, collectively, the Purchase Shares, the Commitment Shares, the Exemption Purchase Shares (as defined in Section 2(b)) and the Termination Shares.

(ff) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg) “Shareholder Consent” means a written consent of holders of a majority of the shares of the Company’s issued and outstanding Common Stock approving the issuance of the Securities in accordance with the rules and regulations of the Principal Market.

(hh) “Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock, voting shares or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(ii) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the shares of Common Stock, any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which Nasdaq (or any successor thereto) is open for trading of securities.

(jj) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto and each of the other agreements, documents, certificates, and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(kk) “Transfer Agent” means ClearTrust LLC, the registrar and transfer agent for the Company, with its business address at 16540 Point Village Drive, Lutz, Florida 33558.

(ll) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, L.P. through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 12(a). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction applicable during such period.

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2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Sales of Common Stock.

(i) Regular Purchase Notice. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof deemed to have occurred on the date of the Existing Agreement (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”), the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time in accordance with this Agreement, to purchase any amount no less than Five Hundred Thousand U.S. Dollars (US$500,000) and no greater than Two Million U.S. Dollars (US$2,000,000) (a “Regular Purchase”).

(ii) Frequency. Subject also to Sections 7, 8 and 10, the Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as (i) there is an effective Registration Statement covering the resale of the Purchase Shares covered by such Regular Purchase Notice, (ii) on any Regular Purchase Notice Date, the Closing Sale Price of the Common Stock is not below the Floor Price, (iii) Purchase Shares for all prior Regular Purchases and Exemption Purchases have theretofore been received by the Investor in accordance with this Agreement, and (iv) no current Regular Purchase Measurement Period or Exemption Purchase Measurement Period is running; provided, however, that the Company and the Investor may otherwise agree in writing to permit delivery of a Regular Purchase Notice notwithstanding that one or more of the conditions set forth in clauses (i) through (iv) above has not been satisfied. Notwithstanding the foregoing, the Company shall not deliver a Regular Purchase Notice to the Investor during the PEA Period.

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(iii) Pre-Settlement. No later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the Regular Purchase Notice Date of such shares of Common Stock issuable pursuant to the Regular Purchase) after the Regular Purchase Notice Date, the Company shall cause the Transfer Agent to deliver to the Investor as DWAC Shares such number of shares of Common Stock (the “Pre-Settlement Regular Purchase Shares”) equal to the product of (A) the quotient of (y) the Purchase Amount divided by (z) the Pre-Settlement Regular Purchase Price (as defined below), and as to which the Holder shall be the owner thereof as of such time of delivery of such Pre-Settlement Regular Purchase Shares. The “Pre-Settlement Regular Purchase Price” means 90% of the Closing Sale Price on the date immediately preceding the Regular Purchase Notice Date. All such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period. Investor shall have the right to request additional Pre-Settlement Regular Purchase Shares during the Regular Purchase Measurement Period at any time there is an anticipated shortfall as reasonably determined by Investor.

(iv) Payment for Purchase Shares. If the Company delivers a valid Regular Purchase Notice to Investor and delivers the Pre-Settlement Regular Purchase Shares in accordance with the terms herein, then the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the first Business Day following the date that the Investor receives the Pre-Settlement Regular Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the following Business Day.

(v) Settlement. No later than two (2) Trading Days after the Regular Purchase Measurement Period (the “Regular Purchase Settlement Date”), the Company shall cause the Transfer Agent to deliver to the Investor as DWAC Shares such number of shares of Common Stock (the “Settlement Regular Purchase Shares”) equal to the Purchase Amount divided by the Regular Purchase Price. The number of shares of Common Stock to be delivered on the Regular Purchase Settlement Date shall be reduced by the number of Pre-Settlement Regular Purchase Shares delivered. Notwithstanding anything herein to the contrary, if the number of Pre-Settlement Regular Purchase Shares delivered to the Investor exceeds the number of Settlement Regular Purchase Shares, then the Investor shall return such excess shares.

(vi) Purchase Price Adjustment. If an Event of Default occurs between the Regular Purchase Notice Date and any time through the Regular Purchase Settlement Date, then (i) the RPP Percentage shall be automatically adjusted to 75% for so long as such Event of Default remains uncured and (ii) the Investor shall be entitled to all the rights hereunder as if such Event of Default occurred immediately prior to such Regular Purchase Notice Date.

(b) Exempt Purchases.

(i) Exemption Purchase Notice. The Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of one or more irrevocable written notices (each, an “Exemption Purchase Notice”) from time to time in accordance with this Agreement, to purchase any amount no less than Five Hundred Thousand U.S. Dollars (US$500,000) and no greater than Two Million U.S. Dollars (US$2,000,000) (an “Exemption Purchase”). Except as expressly set forth in this Section 2(b), Exemption Purchases shall be governed by the provisions of Section 2(a), mutatis mutandis, with “EPP Percentage” replacing “RPP Percentage”, “Exemption Purchase Measurement Period” replacing “Regular Purchase Measurement Period”, “Exemption Purchase Notice” replacing “Regular Purchase Notice” and “Exemption Purchase Notice Date” replacing “Regular Purchase Notice Date”.

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(ii) Frequency. Subject also to Sections 7, 8 and 10, the Company may deliver an Exemption Purchase Notice to the Investor as often as every Business Day, so long as (i) there is an effective Registration Statement covering the resale of the Purchase Shares covered by such Exemption Purchase Notice, (ii) on any Exemption Purchase Notice Date, the Closing Sale Price of the Common Stock is not below the Floor Price, (iii) Purchase Shares for all prior Regular Purchases and Exemption Purchases have theretofore been received by the Investor in accordance with this Agreement, and (iv) no current Regular Purchase Measurement Period or Exemption Purchase Measurement Period is running; provided, however, that the Company and the Investor may otherwise agree in writing to permit delivery of an Exemption Purchase Notice notwithstanding that one or more of the conditions set forth in clauses (i) through (iv) above has not been satisfied. Notwithstanding the foregoing, the Company shall not deliver an Exemption Purchase Notice to the Investor during the PEA Period.

(iii) Payment for Purchase Shares. If the Company delivers a valid Exemption Purchase Notice to Investor, Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Exemption Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the first Business Day following the date that the Investor receives the Exemption Purchase Notice.

(c) [Intentionally Omitted]

(d) Compliance with Principal Market Rules. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and any persons acting as a group together with the Holder or any such affiliate(s) (collectively, the “Attribution Parties”) (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding Common Stock of the Company (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Investor and its Attribution Parties shall include the number of shares of Common Stock issuable under this Agreement with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Investor or any of its Attribution Parties. For purposes of this Section (2)(e) and subject to the preceding sentence, beneficial ownership by the Investor together with all other Attribution Parties and determination with respect to any group status shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Stock, the Investor may rely on the number of outstanding Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Investor, the Company shall promptly (but not later than twenty-four (24) hours) confirm orally or in writing to the Investor the amount of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof.

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(f) Excess Share Limitation. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares with respect to such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice.

(g) Adjustments for Shares. All share-related numbers contained in this Section 2 shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, share split or other similar transaction effected with respect to the Common Stock, except as specifically stated herein.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company, as of the Commencement Date and the date hereof:

(a) Investment Purpose. The Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell shares of Common Stock representing the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

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(c) Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d) Information. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Investor. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Investor or its advisors, if any, or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained herein. Investor understands that its investment in the Securities involves a high degree of risk. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(g) Validity; Enforcement. This Agreement and each of the other Transaction Documents to which it is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) Residency. The Investor is a resident of the State of California.

(i) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, and shall not engage in or effect, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the shares of Common Stock (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the shares of Common Stock of the Company.

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4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor, as of the Commencement Date and as of the date hereof:

(a) Organization and Qualification. Each of the Company and each of its material Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and have the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Schedule 4(a). The Company has furnished or made available to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), summaries of the material terms of all securities convertible into or exercisable for Common Stock or Common Stock Equivalents, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto (it being understood that any filing available to the Investor via the SEC’s EDGAR system shall be deemed “furnished to the Investor” hereunder).

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 8(p)), Exemption Purchase Shares and the Termination Shares (as defined below in Section 11(c)) (as applicable), and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors (the “Signing Resolutions”); the Signing Resolutions are valid, in full force and effect, have been made available or furnished to Investor, and have not been modified or supplemented in any respect; and except as set forth in this Agreement, and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, in connection with the consummation of the transactions contemplated by this Agreement, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date and on the date hereof, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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(c) Equity Capitalization.

(i) As of the Commencement Date, the authorized share capital of the Company consisted of 190,000,000 shares of Common Stock, of which 5,752,368 shares of Common Stock were issued and outstanding and 6,766,201 shares were reserved for issuance pursuant to outstanding securities exercisable or exchangeable for, or convertible into, shares of Common Stock. No shares of Common Stock were held in the treasury of the Company. As of August 5, 2026, the authorized share capital of the Company consists of 190,000,000 shares of Common Stock, of which 5,752,368 shares of Common Stock are issued and outstanding and 6,766,201 shares are reserved for issuance pursuant to outstanding securities exercisable or exchangeable for, or convertible into, shares of Common Stock. No shares of Common Stock are held in the treasury of the Company.

(ii) All of the Company’s outstanding Common Stock are duly authorized and have been validly issued and are fully paid and nonassessable. All shares of Common Stock underlying convertible securities are duly authorized and, upon issuance in accordance with the terms of the agreements governing such convertible securities, will be validly issued, fully paid and nonassessable. Schedule 4(c)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to convertible securities and (B) as of the Commencement Date and as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, except as set forth in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding Common Stock (calculated based on the assumption that all convertible securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws).

(iii) Except as set forth on Schedule 4(c)(iii), (i) none of the Company’s or any Subsidiary’s shares are subject to preemptive rights or any other similar rights or any liens, encumbrances and defects (“Liens”) suffered or permitted by the Company or any Subsidiary, (ii) neither the Company nor any Subsidiary has any outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any of the Company’s or any of its Subsidiary’s shares, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Common Stock of the Company or any shares of capital stock of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any of the Company’s shares or of capital stock of any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(d) Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, Liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company shall reserve a sufficient number (initially 6,000,000) of its currently authorized but unissued shares of Common Stock for issuance as Purchase Shares, Commitment Shares, Exemption Purchase Shares, Termination Shares (as applicable), Filing Default Shares (as such term is defined in the Registration Rights Agreement) and Effectiveness Default Shares (as such term is defined in the Registration Rights Agreement) hereunder and under the terms of the Transaction Documents, subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction. The Commitment Shares, the Termination Shares (as applicable), Exemption Purchase Shares, Filing Default Shares, and Effectiveness Default Shares shall be validly issued, fully paid and nonassessable and free from all taxes, Liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(e) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 4(e), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) except as set forth on Schedule 4(e) and disclosed in the SEC Documents, is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party or parties to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, or (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with U.S. GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with U.S. GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) result in a violation of the Articles of Incorporation or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 3 above and the making of the Required Filings, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Other than the Required Filings and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not required to obtain any consent, Authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, Authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date and on or prior to the date hereof.

(g) SEC Documents; Financial Statements. Except as set forth on Schedule 4(g), since December 31, 2024, the Company has filed all reports, schedules, forms, proxy statements, information statements and other documents required to be filed or furnished by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (all of the foregoing materials, including all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein and SEC correspondence, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. The Company has delivered or has made available to Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except (i) as may be otherwise specified in such Financial Statements or the notes thereto and (ii) in the case of any unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments which will not be material, either individually or in the aggregate. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Commencement Date and on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to Investor which is not included in the SEC Documents (including, without limitation, information referred to in Section 3(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the Financial Statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements. Except as set forth on Schedule 4(g), neither the Company nor any of its Subsidiaries has received any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

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(h) Absence of Certain Changes. Since the date of the Company’s most recent audited Financial Statements filed with the SEC, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited Financial Statements filed with the SEC, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the Commencement Date, and after giving effect to the transactions contemplated hereby to occur on or after the date hereof, will not be Insolvent (as defined below). For purposes of this Section 4(h), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the shares of Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth on Schedule 4(i). To the Company’s knowledge, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, there is not pending, and to the knowledge of the Company, there is not contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Company has no knowledge of any fact that might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination, or award of any Governmental Entity.

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(j) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the Company’s knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Exchange Act of more than 10% of the Common Stock. The Company acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Investor’s purchase of the Securities. The Company represents to Investor that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which each is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives. For the avoidance of doubt, Company further acknowledges to Investor that Investor is not a broker dealer nor is Investor registered or required to be registered as a broker dealer.

(k) No Integrated or Aggregated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause the transactions contemplated hereby to be aggregated with prior offerings by the Company in a manner that would require stockholder approval for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates, nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(l) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Each of the patents owned by the Company or any of its Subsidiaries is set forth on Schedule 4(l). The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights except where such claim, action or proceeding is not likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their Intellectual Property Rights.

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(m) Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(n) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). Such Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) those that are not likely to result in a Material Adverse Effect. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or such Subsidiaries in connection with the conduct of their respective businesses (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to each Closing. Each of the Company and its Subsidiaries owns all of their respective Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

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(o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such loses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(p) Employee Relations. Except as set forth on Schedule 4(p), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer or employee intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s or employee’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q) Violations; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Articles of Incorporation, any certificate of designation, preferences or rights of any outstanding series of preferred shares or other special shares of the Company or any of its Subsidiaries or the certificate of formation, memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries, as applicable. Except as disclosed on Schedule 4(q), the Company is not in violation of any of the rules, regulations, or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 4(q), since February 4, 2026, (i) the Common Stock have been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect.

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(r) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(s) Tax Status. The Company and each of its Subsidiaries (i) have made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and (iii) have set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the United States Internal Revenue Code, as amended (the “Code”). The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely affected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(t) Transactions with Affiliates. Except as set forth on Schedule 4(t), none of the officers or directors of the Company and, to the knowledge of the Company, none of the Company’s shareholders, the officers or directors of any shareholder of the Company, or, to the knowledge of the Company, any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

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(u) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken prior to the Commencement Date or will take prior to the date hereof all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) shareholder rights plan or other similar anti-takeover provision under the Articles of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries.

(v) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company and the disclosures made in the Company’s disclosure schedules attached hereto, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(w) Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including, without limitation, Title 18 U.S. Code Sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any of the directors, officers or employees, agents, affiliates or representatives of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Balkans, Belarus, Burma/Myanmar, Cote D’Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, Libya, North Korea, Sudan, Syria, Venezuela and Zimbabwe). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(x) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(y) Accounting Controls; Sarbanes-Oxley. Except as set forth in the SEC Documents, Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has concluded that its internal control over financial reporting is effective and the Company is not aware of any “significant deficiencies” or “material weaknesses” (each as defined by the rules adopted by the SEC) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Board of Directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules of the Principal Market (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable independence and other requirements of the Exchange Rules and the rules under the Exchange Act, and the Board of Directors has adopted a charter for the audit committee that satisfies the requirements of the Exchange Rules and the rules under the Exchange Act. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement that is not so described. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of Applicable Laws, including Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(z) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent, broker, finder, or other agent in connection with the offer or sale of the Securities.

(aa) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(bb) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended.

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(cc) Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed on Schedule 4(cc), the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed on Schedule 4(cc), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(dd) Accountants; No Disagreements. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company has had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(ee) No Market Manipulation. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(ff) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by Investor, shall become, a United States real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon Investor’s request.

(gg) Registration Eligibility. The Company is eligible to register the Securities for resale by Investor using Form S-1 promulgated under the Securities Act.

(hh) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(ii) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(jj) Benefit Plans. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any Subsidiary for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the market price per share of Common Stock on the grant date of such option in accordance with the rules of the Principal Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors or a duly authorized committee thereof, and (iii) has been properly accounted for in the Company’s Financial Statements and disclosed, to the extent required, in the Company’s filings or submissions with the SEC, and the Principal Market. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk) Regulatory. During the 12-month period immediately preceding the date hereof, the Company and each of its Subsidiaries: (A) is and at all times has been in material compliance with all applicable U.S. and foreign statutes, rules, regulations, or guidance applicable to Company and its Subsidiaries (“Applicable Laws”); (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any nation, state, province, region, county, prefecture, city, town, township, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing (“Governmental Entity”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such material Authorizations are valid and in full force and effect and are not in violation of any term of any such material Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Entity is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or material Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except, in each of clauses (A) through (F) above, for such matters as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(ll) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the transactions contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(mm) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Investor or potential purchasers in connection with the sale of any Regulation D Securities.

(nn) Absence of Schedules. In the event that on the date hereof, the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”.

(oo) No Undisclosed Events, Liabilities, Developments, or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or (ii) could have a Material Adverse Effect.

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(pp) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(qq) Management. During the past five year period, no current officer or director or, to the knowledge of the Company, no former officer or director or current 10% or greater equity holder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such Person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such Person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such Person from, or otherwise limiting, the following activities:

(iv) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(v) engaging in any particular type of business practice; or

(vi) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(vii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such Person to engage in any activity described in the preceding sub paragraph, or to be associated with Persons engaged in any such activity;

(viii) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

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(ix) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended, or vacated.

(rr) No Additional Agreements. The Company does not have any agreement or understanding with Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ss) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(tt) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(uu) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided Investor or Investor’s agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents and the disclosures contained in the Company’s disclosure schedules to this Agreement. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Investor in the Transaction Documents regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby and thereby, including the disclosures schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to Investor pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to Investor have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to Investor, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that Investor has not made and is not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

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5.	COVENANTS.

(a) Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC one or more registration statements (the “Registration Statement”) covering the resale of the Purchase Shares, Exemption Purchase Shares, Filing Default Shares, Effectiveness Default Shares and Termination Shares (as applicable) (with the Effective Registration Statement covering no less than 6,000,000 shares of Common Stock) in accordance with the terms of the Registration Rights Agreement. The Company shall permit the Investor to review and comment upon a pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon a pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Termination Shares (as applicable), Exemption Purchase Shares, Filing Default Shares and Effectiveness Default Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Termination Shares (as applicable), Exemption Purchase Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the shares of Common Stock representing the Purchase Shares, Exemption Purchase Shares, Termination Shares (as applicable), Filing Default Shares and Effectiveness Default Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock are then listed, and shall use commercially reasonable efforts to maintain, so long as any Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information, and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

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(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours upon five (5) Business Days’ prior written notice. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws; provided, however that a party may disclose Confidential Information that is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least twenty-four (24) hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

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(f) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase and each Exemption Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(g) Taxes and Fees. The Company shall pay any and all transfer, stamp or similar taxes and fees that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(h) Aggregation. From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless shareholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(i) Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(j) Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Investor in accordance with the terms of the Transaction Documents.

(k) Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

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(l) Limitation on Variable Rate Transactions. From the Commencement Date until the earlier of (i) the date of termination of this Agreement, or (ii) the Maturity Date, the Company shall be prohibited from effecting or entering into an agreement to affect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, shares of Common Stock, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line”, “at-the-market offering” that is not an Exempt Issuance or other continuous offering or similar offering of shares of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price. “Exempt Issuance” means the issuance of (a) Common Stock, options, restricted stock units or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) any Securities issued to the Investor pursuant to this Agreement, (c) Common Stock, Common Stock Equivalents or other securities issued to the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor, (d) Common Stock, Common Stock Equivalents or other securities upon the exercise, exchange or conversion of any Common Stock, Common Stock Equivalents or other securities held by the Investor at any time, (e) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the Commencement Date, provided that such securities or Common Stock Equivalents referred to in this clause (e) have not been amended since the Commencement Date to increase the number of such securities or Common Stock underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (f) Common Stock Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive shares of Common Stock at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Common Stock) that is fixed at the time of initial issuance of such Common Stock Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Common Stock Equivalent be based upon or varying with the trading prices of or quotations for the Common Stock or subject to being reset at some future date, (g) any Common Stock or Convertible Securities by reason of a dividend, stock split, split-up or other distribution on Common Stock, (h) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section 5(m), further provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (i) up to $5,000,000 in Common Stock pursuant to an “at-the-market offering” agreement with Alexander Capital L.P..

(m) Financing Restriction. During any active Regular Purchase Measurement Period or Exemption Purchase Measurement Period, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan.

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(n) Fees. The Company shall reimburse Investor for all actual costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Sullivan & Worcester LLP, counsel to Investor, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and the Transaction Expenses accrued to the date of the Closing, less, $15,000 previously paid by the Company to Investor, shall be withheld by Investor from the Purchase Price at the Closing; provided, that the aggregate Transaction Expenses shall not exceed $50,000 and the Company shall promptly reimburse Sullivan & Worcester LLP on demand for all Transaction Expenses not so reimbursed through withholding at Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to Investor.

(o) Leak Out. Investor will be limited to total monthly sales of Common Stock equal to the greater of: (a) $25,000 per Trading Day each month, and (b) an amount equal to 20.0% of the daily trading volume of the Common Stock as reported by Bloomberg, LP on such Trading Day.

6.	IRREVOCABLE TRANSFER AGENT INSTRUCTIONS; FAILURE TO TIMELY DELIVER.

(a) Irrevocable Transfer Agent Instructions. On the date hereof, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form mutually agreed by the parties and substantially similar to those used by investors in substantially similar transactions, to issue the Purchase Shares, Exemption Purchase Shares, Termination Shares (as applicable) in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Securities to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Securities, and the Securities shall otherwise be freely transferable on the books and records of the Company. The Company represents and warrants to the Investor that, from and after Commencement, and the Termination Shares (as applicable), Exemption Purchase Shares and the Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company.

(b) Failure to Timely Deliver. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to Investor (or its designee) by each Required Delivery Date hereunder, either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of Common Stock to which Investor is entitled and register such Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of Investor or Investor’s designee with DTC for such number of Common Stock submitted for legend removal by Investor pursuant to Section 5(d) above or (II) if the Registration Statement covering the resale of the Securities submitted for legend removal by Investor (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify Investor and (y) deliver the Common Stock electronically without any restrictive legend by crediting such aggregate number of Common Stock submitted for legend removal by Investor to Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to Investor, the Company shall pay in cash to Investor on each day after the Required Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the aggregate number of Common Stock not issued to Investor on or prior to the Required Delivery Date and to which Investor is entitled, multiplied by (B) the highest trading price of the applicable Common Stock for the period between the Required Delivery Date and the actual date the shares are delivered. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to Investor and register such Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of Investor or Investor’s designee with DTC for the number of Common Stock to which Investor submitted for legend removal by Investor pursuant to clause (ii) below or otherwise or (II) a Notice Failure occurs, and if on or after such Trading Day Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by Investor of Common Stock submitted for legend removal by Investor that Investor is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Business Days after Investor’s request and in Investor’s discretion, either (i) pay cash to Investor in an amount equal to Investor’s total purchase price (including reasonable brokerage commissions, borrow fees and other out-of-pocket expenses, if any, for the Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Investor a certificate or certificates or credit the balance account of Investor or Investor’s designee with DTC representing such number of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Stock that the Company was required to deliver to Investor by the Required Delivery Date multiplied by (B) the price at which Investor sold such Common Stock in anticipation of the Company’s timely compliance with its delivery obligations hereunder. Nothing shall limit Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Stock (or to electronically deliver such Common Stock) as required pursuant to the terms hereof.

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7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b) The Registration Statement covering the resale of the Common Stock representing Termination Shares (as applicable), Exemption Purchase Shares and Purchase Shares (and the Filing Default Shares and Effectiveness Default Shares, if applicable) shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC;

(c) All Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(d) The representations and warranties of the Investor shall be true and correct in all material respects as of the Commencement Date and as of the date hereof as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been within the last 180 days suspended by the SEC or the Principal Market, and all Common Stock representing Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c) The Investor shall have received one or more opinion letters of Sichenzia Ross Ference Carmel LLP, the Company’s legal counsel, dated as of the date hereof and the Commencement Date, in form and substance which are customary for deals of this nature and satisfactory to counsel for the Investor and previously agreed upon by the Investor and such counsel;

(d) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;

(e) As of the Commencement Date, the Company shall have initially reserved 6,000,000 Common Stock out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, the issuance of Termination Shares hereunder (as applicable), the issuance of Exemption Purchase Shares hereunder, and the issuance of the Filing Default Shares and Effectiveness Default Shares under the Registration Rights Agreement;

(f) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

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(g) The Company shall have delivered to the Investor (i) a certificate evidencing the good standing of the Company in the state of Nevada issued by the Secretary of State of the state of Nevada on or prior to the date hereof and (ii) a certificate or its equivalent evidencing the good standing of the Company as a foreign corporation in each jurisdiction where the Company is duly qualified to conduct business as of a date within ten (10) Business Days of the Commencement Date;

(h) The Company shall have delivered to the Investor a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada on or prior to the date hereof;

(i) The Company shall have delivered to the Investor a certificate executed by a director of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;

(j) The Registration Statement covering the resale of the Common Stock representing Termination Shares (as applicable), Exemption Purchase Shares, Commitment Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the knowledge of the Company, threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than two (2) Business Days after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Common Stock representing Securities covered thereby;

(k) Waivers. The Company shall have delivered to Investor waivers from Company’s creditors, if applicable, in a form acceptable to Investor (collectively, the “Waivers”), by and between the Company and the signatories thereto and the parties to such Waiver shall have duly executed and delivered to Investor each of the Waivers on or prior to the date hereof.

(l) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(m) All foreign, federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, Authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

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(n) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or Governmental Entity of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(o) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or Governmental Entity of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign Governmental Entity of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

(p) On or after the Effective Date (as defined in the Registration Rights Agreement), the Company shall have issued to the investor 15,000 shares of Common Stock (the “Commitment Shares”).

(q) The Company shall have provided the Investor with the duly executed Shareholder Consent.

(r) The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests in accordance with the terms of Section 5(e) hereof.

(s) The Company shall have delivered to the Investor any other documents, certificates or instruments that may be reasonably requested by the Investor.

9.	INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement and (III) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, provided that no seller of Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Securities who was not guilty of fraudulent misrepresentation. Payment under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Indemnitee shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Indemnitee. If any action shall be brought against any Indemnitee with respect to which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

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10.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of a registration statement registering the resale of the Common Stock representing Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Common Stock representing Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Common Stock representing Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Common Stock representing Securities (provided in the case of this clause (ii) that all of the Common Stock representing Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

(b) the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any Common Stock during any such suspension;

(c) [Reserved];

(d) the failure for any reason by Company or the Transfer Agent to deliver, as DWAC Shares, (i) the Pre-Settlement Regular Purchase Shares to the Investor within two (2) Trading Days after the Purchase Notice Date, (ii) the Settlement Regular Purchase Shares to the Investor within two (2) Trading Days after the Regular Purchase Measurement Period or the Exemption Purchase Measurement Period, or (iii) the Termination Shares (as applicable) to which Investor is entitled hereunder in connection with a Regular Purchase or an Exemption Purchase within two (2) Trading Days after the Regular Purchase Measurement Period or the Exemption Purchase Measurement Period;

(e) the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) consecutive Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;

(g) if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

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(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary for so long as such order, decree or similar action remains in effect; or

(i) if at any time the Company is not eligible to transfer its Common Stock as DWAC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice. Notwithstanding the foregoing, the foregoing sentence shall not be deemed to apply to any notice from Nasdaq previously received or received in the future regarding the Company’s failure to comply with the continuing listing standards of The Nasdaq Capital Market, and to the fact of each such failure, unless and until all compliance and appeal periods for such failure have lapsed or expired.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors any of which is not cured within the applicable cure period (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) In the event that the Commencement shall not have occurred on or before August 30, 2026, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, the Company shall have the option to terminate this Agreement at the close of business on such date or thereafter without any liability; provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to the Company if the Company is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of the Company contained in this Agreement fails to be true and correct such that the conditions set forth in Section 8(d) could not then be satisfied.

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). Upon any termination pursuant to this Section 11(c), if the Company has sold less than $7,500,000 to the Investor hereunder (other than as a result of the Company’s inability to sell Common Stock to the Investor as a result of the Beneficial Ownership Limitation), the Company shall pay an additional Termination Fee of $250,000 (the “Termination Fee”), which shall be payable either in cash or in shares of Common Stock at a price equal to 100% of the Closing Sale Price on the date immediately preceding the date of receipt by the Investor of the Company Termination Notice (such shares, the “Termination Shares”) at the Company’s discretion, within two (2) Trading Days after a Company Termination Notice is received by the Investor. The Company Termination Notice shall not be effective until one (1) Business Day after the Termination Fee has been received by the Investor.

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(d) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e) If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (with respect to an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases or Exemption Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases or Exemption Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. Questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the laws of the state of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the state of New York, County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements (including the Existing Agreement) between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

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(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Callan JMB Inc.

244 Flightline Drive

Spring Branch, Texas 78070

Attention: Donna Williams

Email: DWilliams@coldchain-tech.com

With a copy to (which shall not constitute notice or service of process):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th floor

New York, NY 10036

Attention: Ross David Carmel, Esq.

Email: rcarmel@srfc.law

If to the Investor:

As set forth on Schedule 12(f).

With a copy to (which shall not constitute notice or service of process):

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: David Danovitch, Esq.

Email: ddanovitch@sullivanlaw.com

If to the Transfer Agent:

ClearTrust LLC

16540 Point Village Drive,

Lutz, FL 33558

Attention: Yonah Kopstick, Operations Specialist

Email: inbox@cleartrusttransfer.com

or at such other address, email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, and recipient email address, as applicable or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

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(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby (other than any press release, SEC filing or other public disclosure that contains disclosures substantially similarly to disclosures previously reviewed by the Investor or its counsel), not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing, or other public disclosure at least 24 hours prior to any release, filing, or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may be reasonably necessary in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Financial Advisor, Placement Agent, Broker, or Finder. Except as set forth on Schedule 12(k), the Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker, or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker, or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker, or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches, and Injunctive Relief. Except as set forth in the Transaction Documents, the parties’ remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the parties under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of any party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the parties’ right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. If: (i) due to a breach or anticipatory breach of this Agreement by a party hereto, this Agreement is enforced by either party through any legal proceeding; (ii) an attorney is retained to represent a party hereto in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent a party hereto in any other proceedings whatsoever in connection with this Agreement, then the party that prevails in such proceedings shall be paid by the other party all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o) Amendment and Waiver; Failure or Indulgence Not Waiver. (i) No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof, of any other right, power, or privilege.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Investor and the Company have caused this First Amended and Restated Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CALLAN JMB INC.

By:
Name:	Wayne Williams
Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title:	Manager

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COMPANY DISCLOSURE SCHEDULES

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Schedule 4(a)

List of Subsidiaries

Name	Jurisdiction

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Schedule 4(c)(ii)A

44

Schedule 4(c)(ii)B

45

Schedule 4(c)(iii)

46

Schedule 4(e)

47

Schedule 4(g)

48

Schedule 4(i)

49

Schedule 4(l)

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Schedule 4(p)

51

Schedule 4(q)

52

Schedule 4(t)

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Schedule 4(cc)

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Schedule 12(f)

Investor Notice Information

Hexstone Management, LLC

3053 Fillmore St, Suite 303

San Francisco, CA 94123

Attention: Brendan T. O’Neil

Email: boneil@hexstonecapital.com

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Schedule 12(k)

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EXHIBITS

Exhibit A	Form of First Amended and Restated Registration Rights Agreement
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Director’s Certificate

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EXHIBIT A

FORM OF FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

[See attached.]

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EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (this “Certificate”) is being delivered pursuant to Section 8(d) of that certain First Amended and Restated Purchase Agreement dated as of August 18, 2026, (the “Agreement”), by and between CALLAN JMB INC., a Nevada corporation (the “Company”), and_________________________________________________________________________(the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The undersigned,___________,______________________________________of the Company, hereby certifies on behalf of the Company, solely in his capacity as such and not in his personal capacity, as follows as of the date hereof:

1. I am the_________of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied, and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied, or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this ______________ day of______________.

Name:
Title:	Director

The undersigned as Director or Officer (as applicable) of CALLAN JMB INC., a Nevada corporation, hereby certifies that _______ is a duly elected, appointed, qualified and acting Director of the company and that the signature appearing above is their genuine signature.

[Director/Officer]

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EXHIBIT C

FORM OF DIRECTOR’S CERTIFICATE

This Director’s Certificate (this “Certificate”) is being delivered pursuant to Section 8(h) of that certain First Amended and Restated Purchase Agreement dated as of August 18, 2026 (the “Agreement”), by and between Callan JMB Inc., a Nevada corporation (the “Company”) and (the “Investor”), pursuant to which the Company may sell to the Investor up to Seventy-Five Million U.S. Dollars (US$75,000,000) of Common Stock of the Company, with a par value of $0.001 per share (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The undersigned, ____________, a Director of the Company, hereby certifies on behalf of the Company, solely in his capacity as such and not in his personal capacity, as follows as of the date hereof:

1. I am a Director of the Company and make the statements contained in this Director’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”) and the Company’s bylaws (“Bylaws”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Articles of Incorporation or Bylaws.

3. Attached hereto as Exhibit C are true, correct, and complete copies of the resolutions duly adopted by the Board of Directors of the Company on______________, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Agreement, or the issuance, offering and sale of the Purchase Shares and the Termination Shares (as applicable) and (ii) the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved share capital of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ____________ day of_________________.

Director

The undersigned as_______________of Callan JMB Inc., a Nevada corporation, hereby certifies that___________________________is a duly elected, appointed, qualified and acting Director of the Company, and that the signature appearing above is their genuine signature.

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